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                                                               PRELIMINARY COPY

                                       (Front)

                                   REVOCABLE PROXY

                         CERRO GORDO BUILDING AND LOAN, s.b.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        FOR THE SPECIAL MEETING OF MEMBERS TO BE HELD ON _______________, 1998

          The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Members ("Special Meeting") and the Proxy Statement (including a copy of the Prospectus delivered therewith and incorporated therein by reference) describing the matters set forth below and hereby appoints the Board of Directors of Cerro Gordo Building and Loan, s.b. (the "Savings Bank") or any of them, the Proxy of the undersigned, each with full power of substitution, to cast all votes which the undersigned is entitled to vote at the Special Meeting and at any adjournment or adjournments thereof, on the matters referred to below in the manner specified on the reverse side hereof:

     1. For or against the approval of the Plan of Conversion (the "Plan") providing for the conversion of the Savings Bank from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank (the "Converted Savings Bank"), the adoption of Articles of Incorporation and Bylaws for the Converted Savings Bank, the formation of a holding company for the Converted Savings Bank, the subscription and community offerings of the common stock (the "Common Stock") of such holding company and any other matter that may lawfully come before the members in connection with the Plan (collectively, the "Conversion").

     2. For or against adjournment of the Special Meeting if necessary to permit further solicitation of proxies in the event there are insufficient votes at the time of the Special Meeting to approve the Conversion.

     This Proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE CONVERSION AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY. In addition, this Proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the Special Meeting. NOTE:
The Board of Directors is not aware of any other matter that may come before the Special Meeting.

           (IMPORTANT:  PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)
                VOTING FOR THE CONVERSION AND SIGNING THIS PROXY CARD
                       DOES NOT OBLIGATE YOU TO BUY ANY STOCK.




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                                        (Back)

     This Proxy may be revoked at any time before it is voted by a written revocation of the Proxy filed with the Secretary of the Savings Bank, by submitting a later dated Proxy or by attending and voting in person at the Special Meeting. The presence of a member at the Special Meeting shall not revoke a Proxy unless a written notice of such revocation is filed with the Secretary of the Special Meeting prior to the voting of such Proxy.

IMPORTANT: Please sign your name exactly as it appears hereon. Joint accounts need only one signature, but all account holders should sign if possible. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.

PLEASE MARK YOUR CHOICE LIKE THIS /x/ IN BLUE OR BLACK INK.

Approval of the Plan of Conversion.

     For  / /       Against   / /

Adjournment of the Special Meeting

     For  / /       Against   / /
--------------------------------------------- Date:                     , 1998
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                                              X
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                                               Signature

                                              X
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                                               Signature

                                              NOTE:  IF YOU RECEIVE MORE THAN
                                              ONE PROXY CARD, PLEASE SIGN AND
                                              RETURN ALL CARDS IN THE
                                              ACCOMPANYING ENVELOPE.
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